Exhibit 4.1

EXECUTION VERSION

TRANSFER RESTRICTIONS AGREEMENT

This TRANSFER RESTRICTIONS AGREEMENT (this “Agreement”), dated as of June 13, 2006, is by and among (i) Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), (ii) Alliance GP, LLC, a Delaware limited liability company (the “General Partner”), (iii) C-Holdings, LLC, a Delaware limited liability company (“C-Holdings”), (iv) Joseph W. Craft III (“Craft”), in his individual capacity, (v) Alliance Resource Holdings II, Inc., a Delaware corporation (“ARH II”), (vi) Alliance Resource Holdings, Inc., a Delaware corporation (“ARH”) and wholly owned by ARH II, (vii) Alliance Resource GP, LLC, a Delaware limited liability company (the “SGP”) and wholly owned by ARH, and (viii) each of the individuals and trusts identified as Management Holders on the signature pages hereto (collectively, the “Management Holders”).

Recitals

A. The SGP entered into that certain Amended and Restated Contribution Agreement, dated as of April 14, 2006, by and among AHGP, the General Partner, Alliance Management Holdings, LLC (“AMH”), AMH II, LLC (“AMH II”), the SGP, ARM GP Holdings, Inc. and Alliance Resource Management GP, LLC (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Contribution Agreement”), pursuant to which, in connection with the initial public offering of the AHGP Common Units, the SGP contributed to AHGP all of the common units of Alliance Resource Partners, L.P. held by the SGP in exchange for AHGP Common Units (the “Contribution Agreement AHGP Common Units”);

B. Pursuant to that certain Purchase and Exchange Agreement, dated as of June 13, 2006, by and among ARH II, Craft, and each other stockholder of ARH II listed therein (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Purchase and Exchange Agreement”), each such stockholder of ARH II, other than Craft, conveyed all of such stockholder’s ARH II shares of common stock in a transaction whereby (i) a portion of such stockholders’ shares were conveyed to Craft in exchange for AHGP Common Units held by Craft (collectively, the “Purchase and Exchange Agreement AHGP Common Units”), which AHGP Common Units were obtained by Craft in connection with the AMH Liquidation and the AMH II Liquidation, and (ii) the balance of the stockholders’ shares were redeemed by ARH II, for cash; as a result of the transactions contemplated by the Purchase and Exchange Agreement, Craft has become the record and beneficial owner of all of the issued and outstanding shares of capital stock of ARH II;

C. In connection with the dissolution and liquidation of each of AMH and AMH II, pursuant to separate Plans of Dissolution and Liquidation, dated as of June 13, 2006, AMH and AMH II distributed their assets and property, including the AHGP Common Units held by AMH and AMH II, to the Management Holders who are members, respectively, of AMH and AMH II on the date hereof (the “AMH Liquidation” and the “AMH II Liquidation”, as the case may be; and the AHGP Common Units distributed by AMH and AMH II, respectively, in connection with the AMH Liquidation and the AMH II Liquidation are referred to herein as, respectively, the “AMH Liquidation AHGP Common Units” and the “AMH II Liquidation AHGP Common Units”);

D. In connection with the transactions contemplated by the AMH Liquidation, AMH II Liquidation and the Purchase and Exchange Agreement, the Management Holders who are members of AMH II have agreed to contribute, pro rata, to a newly-formed company known as Alliance Management Holdings III, LLC (“AMH III”) 600,000 AMH II Liquidation AHGP Common Units distributed to such Management Holders in connection with the AMH II Liquidation for the purpose of establishing an employee incentive retention program or plan to be maintained by AMH III (such 600,000 units, the “Employee Incentive Units”); and

E. To induce the parties hereto, as applicable, to enter into the transactions contemplated by the AMH Liquidation, the AMH II Liquidation and the Purchase and Exchange Agreement, such parties have agreed to be bound by restrictions on the transfer of the Restricted Securities, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the foregoing recitals, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Agreement.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“AHGP” has the meaning set forth in the introductory paragraph hereto.

“AHGP Common Units” means the common units of AHGP.

“AHGP IPO” means the initial public offering of AHGP Common Units, which securities began trading on NASDAQ on May 10, 2006.

“AMH” has the meaning set forth in the recitals hereto.

“AMH Liquidation” has the meaning set forth in the recitals hereto.

“AMH Liquidation AHGP Common Units” has the meaning set forth in the recitals hereto.

“AMH II” has the meaning set forth in the recitals hereto.

“AMH II Liquidation” has the meaning set forth in the recitals hereto.

“AMH II Liquidation AHGP Common Units” has the meaning set forth in the recitals hereto.

“AMH III” has the meaning set forth in the recitals hereto.

“Approved Transfer” has the meaning specified in Section 2.02(c)(v).

“ARH II” has the meaning set forth in the introductory paragraph hereto.

“BOK Loan Documents” means that certain Loan Agreement, dated on or about June 9, 2006, by and among ARH II, Bank of Oklahoma, N.A. and certain other banks a party thereto, as lenders, and Bank of Oklahoma, N.A., as agent, pursuant to which such banks have agreed to make available to ARH II a revolving credit facility in the amount of up to $77,000,000 in order to, among other things, enable ARH II to fund the cash purchase price due to the ARH II stockholders under the Purchase and Exchange Agreement, together with all other documents, guarantees, pledge agreements (including the pledge entered into by the SGP in favor of such lenders), promissory notes and other documents and instruments entered into by ARH II or any other party guarantying or securing the indebtedness thereunder, and any other loan document, security agreement or guaranty entered into with any financial institution in connection with the refinancing, in whole or in part, of the indebtedness under such Loan Agreement, in each case as any thereof shall be amended, amended and restated, modified, supplemented or renewed from time to time in accordance with the terms thereof.

“BOK Pledge” has the meaning set forth in Section 2.04.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“C-Holdings” has the meaning set forth in the introductory paragraph hereto.

“Contribution Agreement” has the meaning set forth in the recitals hereto.

“Contribution Agreement AHGP Common Units” has the meaning set forth in the recitals hereto.

“Craft” has the meaning set forth in the introductory paragraph hereto.

“Craft Approval Notice” has the meaning specified in Section 2.02(b)(i).

“Craft Denial Notice” has the meaning specified in Section 2.02(b)(ii).

“Craft Holder” has the meaning specified in Section 2.06.

“Craft Transaction” has the meaning specified in Section 2.06.

“Craft Transaction Notice” has the meaning specified in Section 2.06(a).

“De Minimis Holder” shall mean a Holder who holds less than a specified number of Restricted Securities, which number shall be determined from time to time by a majority of the members of the Disinterested GP Board, in which case notice thereof shall be delivered to the Holders by the Disinterested GP Board as soon as reasonably practicable following any such determination.

“Disinterested GP Board” means the members of the GP Board other than (i) Craft, (ii) any spouse, parent, child, grandchild, sibling or other relative of Craft who is a member of the GP Board, if any, and (iii) any other member of the GP Board who shall have received from Craft or any Affiliate of Craft any compensation during any of the three (3) prior years (other than compensation paid to such member by the General Partner or the managing general partner of Alliance Resource Partners, L.P. with respect to such member’s services as a member of the Board of Directors, or any committee, thereof).

“Disinterested GP Board Notice” has the meaning specified in Section 2.02(c)(v).

“Drag-Along Holder” has the meaning specified in Section 2.06(c).

“Employee Incentive Units” has the meaning set forth in the recitals hereto.

“Entity” means any corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Equity Rights” shall mean (i) all shares of capital stock, all limited liability company interests, all rights to the income, gain, loss or deduction of any partnership or other entity, all profit sharing rights or stock appreciation rights or phantom stock rights (or any similar interest), (ii) all options or warrants (or similar rights) that are exercisable or exchangeable for or convertible into of the items described in clause (i) hereof, and (iii) all debt instruments or other instruments or securities that are convertible into or exchangeable for any of the items described in clause (ii) or (iii) hereof.

“Family Member” means:

(i) with respect to any Holder that is a Management Person, (A) any spouse, parent, child, grandchild or sibling of such Management Person or other family member or dependent of such Management Person reasonably acceptable to Craft, (B) any trust in which 100% of the beneficial and other economic interests are held by one or more of the individuals identified in clause (A) hereof or by such Management Person, or any combination thereof, (C) any Related Company owned by such Management Person or any of the persons or trusts identified in clause (A) or (B) hereof, or by any combination thereof, and (D) any private foundation established by such Management Person for charitable purposes;

(ii) with respect to any Holder that is a trust, (A) the Management Person that is related to the beneficiaries of such trust, (B) any of the persons identified in clause (i)(A) hereof that are related to such Management Person or any trust in which 100% of the beneficial and other economic interests are held by one or more of such persons or such Management Person, or any combination thereof, (C) any Related Company owned by such Management Person or any of the persons or trusts identified in clause (B) hereof, or by any combination thereof, and (D) any private foundation established by such Management Person for charitable purposes;

(iii) any executor or administrator of a Management Person who shall hold Restricted Securities for the benefit of any of the persons identified in clause (i)(A) hereof that are related to such Management Person, whether such executor or administrator holds such Restricted Securities directly or through a trust for the benefit of such persons; and

(iv) with respect to the SGP, (A) Joseph W. Craft III, (B) any of the persons identified in clause (i)(A) hereof that are related to Joseph W. Craft III or any trust in which 100% of the beneficial and other economic interests are held by one or more of such persons or Joseph W. Craft III, or any combination thereof, (C) any Related Company owned by Joseph W. Craft III or any of the persons or trusts identified in clause (B) hereof, or by any combination thereof, and (D) any private foundation established by Joseph W. Craft III for charitable purposes.

“Family Transfer” has the meaning specified in Section 2.03.

“Financing Pledge” has the meaning specified in Section 2.05.

“General Partner” has the meaning set forth in the introductory paragraph hereto.

“GP Board” means the board of directors of the General Partner.

“Holder Appeal Request” has the meaning specified in Section 2.02(b)(ii).

“Holder Participation Notice” has the meaning specified in Section 2.02(c)(vi).

“Holder Transfer Request” has the meaning specified in Section 2.02(a).

“Holders” means, collectively, (i) each Person who is a holder of AHGP Common Units and that is a party hereto on the date hereof and (ii) each permitted transferee of such Person who becomes a party to, and bound by the provisions of, this Agreement by executing a Joinder in accordance with the provisions hereof.

“Individual Craft Holder Proportion” means, as of any date of determination with respect to the Craft Holder who shall have delivered the applicable Craft Transaction Notice, a fraction, expressed as a percentage, the numerator of which shall be the total number of Restricted Securities that such Craft Holder is proposing to sell in such Craft Transaction and the denominator of which shall be the total number of Restricted Securities held by such Craft Holder.

“Individual Allotment” has the meaning specified in Section 2.02(c)(vi).

“Joinder” has the meaning specified in Section 2.03.

“Management Holders” has the meaning set forth in the introductory paragraph hereto.

“Management Person” means each individual person (but not a trust) that is listed on the signature pages hereof as of the date of this Agreement as a Management Holder.

“Maximum Allotment” has the meaning specified in Section 2.02(c)(v).

“Participating Holder” has the meaning specified in Section 2.02(c)(vi).

“Person” means any individual and any Entity

“Purchase and Exchange Agreement” has the meaning set forth in the recitals hereto.

“Purchase and Exchange Agreement AHGP Common Units” has the meaning set forth in the recitals hereto.

“Ratable Ownership Stake” shall mean, with respect to a Holder as of any date of determination, a fraction, expressed as a percentage, the numerator or which shall be the total number of Restricted Securities held by such Holder and the denominator of which shall be the total number of Restricted Securities held by all Holders.

“Related Company” means, with respect to any Person, any Entity in which 100% of the Equity Rights are, directly or indirectly, owned beneficially and of record by such Person.

“Restricted Securities” means, collectively, (i) all Contribution Agreement AHGP Common Units, Purchase and Exchange Agreement AHGP Common Units, AMH Liquidation AHGP Common Units and AMH II Liquidation AHGP Common Units, other than the Employee Incentive Units, (ii) any other common units of AHGP that are issued as a dividend or other distribution with respect to, in exchange for or in replacement of any of the AHGP Common Units referred to in clause (i) of this definition (other than, for the avoidance of doubt, the Employee Incentive Units), and (iii) any other common units of AHGP that are issued in connection with any unit split, reverse unit split, reorganization, recapitalization, reclassification (or similar event) on the AHGP Common Units referred to in clause (i) or (ii) hereof (other than, for the avoidance of doubt, the Employee Incentive Units); provided, however, that any particular Restricted Securities shall cease to constitute “Restricted Securities” hereunder in the event that such particular Restricted Securities shall have been Transferred to a transferee who, pursuant to the provisions hereof, is not required to be bound by the provisions hereof with respect to such particular Restricted Securities so transferred.

“Selling Holder” has the meaning specified in Section 2.06(d).

“SGP” has the meaning set forth in the introductory paragraph hereto.

“Tag-Along Holder” has the meaning specified in Section 2.06(b).

“Tag-Along Securities” has the meaning specified in Section 2.06(b).

“Third Party Purchaser” has the meaning specified in Section 2.06.

“Transfer” means any sale, assignment, gift, pledge, encumbrance, hypothecation, exchange or transfer, or any other disposition by law or otherwise.

“Underwriter Lock-Up Agreement” means any “lock-up agreement” entered into by a Management Holder or the SGP for the benefit of Lehman Brothers, Inc. and the other underwriters in the AHGP IPO, including any individual “Lock-Up Letter Agreement” or any lock-up agreement to which the SGP shall be bound under the Underwriting Agreement (as defined in the Contribution Agreement).

ARTICLE II.

TRANSFER RESTRICTIONS

Section 2.01 Transfers Generally; Number of Restricted Securities Held by the Holders. No Holder shall Transfer any Restricted Securities held by such Holder, except as specifically permitted by the provisions of this Agreement. As of the date hereof and after giving effect to the AMH Liquidation, the AMH II Liquidation, the transfer of the Employee Incentive Units to AMH III and the transactions contemplated by the Purchase and Exchange Agreement, the SGP and each Management Holder holds the number of Restricted Securities set forth opposite such Person’s name on Schedule I hereto. From time to time, AHGP shall have the right to amend Schedule 1 hereto to record the Transfer of any Restricted Securities to any other Holder or to reflect the fact that such Restricted Securities no longer constitute Restricted Securities. AHGP may, but shall not be obligated to, deliver to each Holder from time to time updated versions of such Schedule I, and upon the occurrence of any unit split, reverse unit split, recapitalization or like event, the number of Restricted Securities held by a Holder shall be appropriately adjusted.

Section 2.02 Transfers After May 15, 2007; Procedures, etc. Except for any Transfer pursuant to Section 2.03 (Family Transfer), Section 2.04 (BOK Pledge), Section 2.05 (Financing Pledge) and Section 2.06 (Craft Transaction), as to which the provisions of this Section 2.02 shall not apply, no Holder shall Transfer any Restricted Securities of such Holder except pursuant to, and in accordance with, the provisions of this Section 2.02.

(a) Holder Transfer Request Anytime After May 15, 2007. At anytime after May 15, 2007 (i.e., the one-year anniversary of the AHGP IPO), any Holder may send a written request to Craft seeking his authorization to Transfer Restricted Securities of such Holder (a “Holder Transfer Request”). The Holder Transfer Request shall specify (i) the total number of Restricted Securities that the Holder desires to Transfer, (ii) the method or methods of Transfer being requested (it being understood that no specific method of Transfer need be requested), and (iii) such other information relating to the proposed Transfer as the requesting Holder shall deem appropriate.

(b) Review by Craft. Craft shall act in good faith in evaluating each Holder Transfer Request, and shall give written notice of his decision to approve or reject such Transfer request to the requesting Holder and each other Holder not later than fourteen (14) days following receipt of such Holder Transfer Request, in each case in accordance with the provisions of clause (i) or (ii) of this Section 2.02(b), as the case may require. The failure by Craft to respond to a Holder Transfer Request within such fourteen (14) day period shall be deemed to constitute a denial thereof. The obligation of Craft (and the Disinterested Board) to consider any Holder Transfer Request shall be subject to the provisions of paragraph (d) of this Section 2.02.

(i) Craft Approval Notice. If Craft approves, in whole or in part, the Holder Transfer Request, the written notice to be delivered by Craft to each Holder (the “Craft Approval Notice”) shall specify (A) the total number of Restricted Securities that may be Transferred by all Holders, which may be greater than the number requested in the Holder Transfer Request, (B) the method of distribution being authorized (whether public registration, Rule 144, 10b5-1 plan, redemption, or otherwise), (C) the timetable for such Transfer, and (D) such other information, terms, conditions or limitations relating to the approved Transfer as Craft shall deem appropriate. Craft shall deliver in a timely manner a copy of the Craft Approval Notice (together with such other information as he shall deem appropriate) to the Disinterested GP Board and shall request that the Disinterested GP Board approve the Transfer as described in such Craft Approval Notice in accordance with the procedures set forth in Section 2.02(c) hereof. As soon as practicable following the delivery of such materials to the Disinterested GP Board, Craft shall deliver a copy thereof to all Holders (exclusive of the Approval Notice, unless such Approval Notice has not been delivered to the Holders as provided above). Any Transfer approved by Craft pursuant to a Craft Approval Notice shall be subject to the further approval of a majority of the members of the Disinterested GP Board; provided that the Disinterested GP Board shall have the right to approve, in its good faith discretion, a Transfer (including the method thereof and number of Restricted Securities) that is different from the Transfer approved by Craft pursuant to such Craft Approval Notice.

(ii) Craft Denial Notice. If Craft denies the Holder Transfer Request, the written notice to be delivered by Craft to each Holder (the “Craft Denial Notice”) shall set forth the reasons that the Holder Transfer Request was denied. Upon receipt of a Craft Denial Notice, the requesting Holder shall have the right, but not the obligation, to appeal Craft’s decision by submitting a written appeal to the Disinterested GP Board (a “Holder Appeal Request”) for consideration in accordance with the procedures set forth in Section 2.02(c) hereof. The Holder Appeal Request shall include copies of the relevant Holder Transfer Request and Craft Denial Notice, together with such other supporting documentation that the appealing Holder deems relevant to the appeal, and shall specify whether the appealing Holder desires to make a presentation (either in person or telephonically) to the Disinterested GP Board in support of such appeal. The Disinterested GP Board may, but shall not be obligated to, allow the appealing Holder to make such presentation.

(c) Review by Disinterested GP Board. The Disinterested GP Board shall respond to any Craft Approval Notice or any appeal by a Holder of any Craft Denial Notice in accordance with the provisions of this Section 2.02(c).

(i) Timing of Review of Craft Approval Notice. If a Craft Approval Notice is delivered to the Disinterested GP Board in accordance with Section 2.02(b)(i) above, the Disinterested GP Board shall consider the Transfer approved pursuant to such Craft Approval Notice at the next regularly scheduled meeting of the GP Board unless the Holder Transfer Request relating thereto shall have been delivered to Craft less than fourteen (14) days prior to such GP Board meeting, in which case the Disinterested GP Board shall not be required to consider the Transfer so approved pursuant to such Craft Approval Notice until the second regularly scheduled meeting of the GP Board following Craft’s receipt of such Holder Transfer Request (except that the Disinterested GP Board may, in its discretion, consider such approved Transfer prior to such date). In the event that the GP Board shall have postponed or rescheduled any meeting of the GP Board, the Disinterested GP Board shall endeavor to consider such Craft Approval Notice as soon as reasonably practicable following the scheduled date of the meeting that was so postponed or rescheduled.

(ii) Timing of Review of Holder Appeal Request. If Craft shall deny (or be deemed to have denied) a Holder Transfer Request, the requesting Holder may submit a

Holder Appeal Request to the GP Board at least fifteen (15) days prior to the next regularly scheduled meeting of the GP Board unless such Holder shall have received the Craft Denial Notice less than twenty (20) days prior to the next regularly scheduled meeting of the GP Board, in which case such Holder shall submit such Holder Appeal Request not later than fifteen (15) days prior to the second next regularly scheduled meeting of the GP Board. If the Holder fails to submit a Holder Appeal Request within the timeframe described in the immediately preceding sentence, such Holder’s right to appeal with respect to the applicable Craft Denial Notice shall be irrevocably forfeited. The Disinterested GP Board shall consider the Holder Appeal Request at the board meeting for which the Holder Appeal Request was submitted at least 15 days in advance thereof. In the event that the GP Board shall have postponed or rescheduled any meeting of the GP Board, the Disinterested GP Board shall endeavor to consider such Holder Appeal Request as soon as reasonably practicable following the scheduled date of meeting that was so postponed or rescheduled.

(iii) Schedule of GP Board Meetings. The General Partner anticipates that the GP Board will hold regularly scheduled meetings on or about the last week of each of January, April, July and October and the first week of March and December of each year. In the event that the General Partner shall make a permanent change in the number or approximate dates of such regularly scheduled GP Board meetings, the General Partner shall give written notice thereof to each Holder as soon as reasonably practicable following such change. The GP Board shall have the right, without prior notice to any Holder, to postpone and reschedule any meeting of the GP Board, as shall be required or appropriate; provided that if the meeting postponed or rescheduled shall not occur within fifteen (15) days of the date of the meeting that was postponed or rescheduled, the General Partner shall give written notice thereof to all Holders. The General Partner shall respond promptly and in writing to any written request by a Holder requesting confirmation of the actual date of any regularly scheduled (or rescheduled) meeting of the GP Board.

(iv) Review of Craft Approval Notices and Holder Appeal Requests. The Disinterested GP Board shall have the final authority and power to (A) approve as submitted, reject in whole or in part, or modify in any respect any Transfer request approved pursuant to a Craft Approval Notice, and (B) approve, reject or modify, in whole or in part, any Transfer request made pursuant to a Holder Appeal Request, or approve a Transfer that is different from, in whole or in part, the Transfer that is requested pursuant to a Holder Appeal Request. In rendering any decision with respect to any such Transfer request, the Disinterested GP Board shall act in good faith. In the case of review of a Craft Approval Notice or a Holder Appeal Request, the decision of the Disinterested GP Board shall be final and shall not be subject to further appeal to the Disinterested GP Board (or to the GP Board).

(v) Disinterested GP Board Notice. The Disinterested GP Board shall give written notice (the “Disinterested GP Board Notice”) to the Holder requesting the Transfer (with a copy to each other Holder) of its approval, rejection or modification, as the case may be, of any Transfer requested pursuant to a Craft Approval Notice or a Holder Appeal Request as soon as practicable following its determination with respect thereto, but in any event not later than fifteen (15) days following the meeting of the Disinterested GP Board at which Transfer request shall be required to be considered (or as soon as practicable thereafter, but in any event not later than 45 days following such meeting, if additional time shall be required, in the good faith judgment of the Disinterested GP Board, to evaluate the Transfer request and render a decision). If the Disinterested GP Board shall have denied or modified a Transfer request, or if a different Transfer shall have been approved, the Disinterested GP Board Notice shall specify the reasons for such denial or modification, or approval of such different Transfer. In any case in which the Disinterested GP Board shall have approved a Transfer request (an “Approved Transfer”), the Disinterested GP Board Notice shall specify (A) the total number of Restricted Securities that may be Transferred by all Holders (the “Maximum Allotment”), (B) the method of distribution being authorized (whether public registration, Rule 144, 10b5-1 plan, redemption or otherwise), (C) the timetable for such Transfer, (D) the number of Restricted Securities then held by such Holder and the number of Restricted Securities such Holder shall be permitted to Transfer (based on such Holder’s Ratable Ownership Stake without regard to the number of additional Restricted Securities that such Holder may have an opportunity to Transfer in accordance with the over-allotment procedures as provided in clause (vi) below), and (E) such other information, terms, conditions or limitations relating to the Approved Transfer as the Disinterested GP Board shall deem appropriate (including any ability of AHGP to suspend, delay or defer any Transfer due to, among other things, any acquisition or other transaction contemplated to be entered into by AHGP, or any non-public event, in either case material to AHGP if the disclosure thereof which would materially adversely affect AHGP).

(vi) Pro Rata Participation; De Minimis Holders. If the Disinterested GP Board has authorized an Approved Transfer, the Holder that initiated the Holder Transfer Request and each other Holder shall have the right to Transfer such number of Restricted Securities equal to, with respect to a Holder, the product of (A) the Maximum Allotment and (B) the Ratable Ownership Stake of such Holder (such number, as to any Holder, an “Individual Allotment”). Each such Holder that desires to participate in the Approved Transfer (a “Participating Holder”) shall, within fifteen (15) days of receipt of the Disinterested GP Board Notice relating thereto, provide written notice (a “Holder Participation Notice”) to the GP Board specifying the number of Restricted Securities that such Holder desires to Transfer (up to the Individual Allotment of such Holder) in the Approved Transfer; provided, however, that each Participating Holder shall have successive pro rata over-allotment allocations among such Participating Holders (based on the Ratable Ownership Stake of a Participating Holder requesting over-allotment in proportion to the Ratable Ownership Stakes of all Participating Holders requesting over-allotment) in the event that any Holder shall decide not to participate in the Approved Transfer or any Participating Holder shall desire to sell less than such Holder’s Individual Allotment. Any Participating Holder that shall desire to Transfer more than such Holder’s Individual Allotment shall specify in the Holder Participation Notice the additional number of Restricted Securities desired to be sold by such Holder should over-allotment be available. Notwithstanding anything to the contrary contained in this clause (vi), any Participating Holder that is a De Minimis Holder shall be permitted to include all such De Minimis Holder’s Restricted Securities in the Approved Transfer, and the aggregate number of Restricted Securities to be Transferred by all De Minimis Holders shall be deducted from the Maximum Allotment prior to the calculation of any Individual Allotment or other pro rata allocations contemplated by this clause (vi).

(vii) Transferees Not Bound by This Agreement. Unless the Disinterested GP Board shall require, as part of the Approved Transfer, that the transferees of the Restricted Securities that are the subject of such Approved Transfer become bound by this Agreement (in which case the Participating Holders shall require their respective transferees to become a party to, and bound by, this Agreement by executing a Joinder), the Restricted Securities Transferred pursuant to any Approved Transfer shall, effective upon the date of Transfer, cease to be subject to the provisions of this Agreement.

(viii) Rules and Procedures. The Disinterested GP Board may establish and distribute to the Holders from time to time rules and procedures for the making of any appeal of Craft’s decision to deny a Holder Transfer Request or making any presentation to the Disinterested GP Board.

(d) Limitations on Holder Transfer Requests. If any Transfer shall be approved by the Disinterested GP Board, and pending the consideration by Craft and the Disinterested GP Board of any Holder Transfer Request or appeal related thereto as provided herein, neither Craft nor the Disinterested GP Board shall have any obligation to consider any other Holder Transfer Requests from any other Holder until (A) in the case of an Approved Transfer, ninety (90) days after the date on which all Restricted Securities of the Participating Holders shall have been Transferred in connection with such Approved Transfer, or (B) in the case of any Transfer that is denied by Craft (and, if appealed, also denied by the Disinterested GP Board), thirty (30) days following receipt of the Craft Denial Notice or, if appealed, the Disinterested GP Board Notice (provided such notice shall have been promptly mailed to the Holders), unless in any such case Craft shall have otherwise consented (in his sole discretion by giving notice to all other Holders) to consider any additional Holder Transfer Requests prior to such date.

(e) Death or Disability of Craft. In the event of the death or disability of Craft, each Holder Transfer Request shall be delivered directly to the Disinterested GP Board without giving effect to the provisions of this Section 2.02 requiring a Holder Transfer Request to be delivered first to Craft, in which case the provisions of this Section applicable to Craft, to the extent relating to his right to approve a Holder Transfer Request and his obligations with respect thereto, shall not apply.

Section 2.03 Transfers to Family Members. From time to time and at any time and subject to any transfer restrictions imposed by the Underwriter Lock-Up Agreement to which a Holder is a party, each Holder shall have the right to sell, gift or transfer Restricted Securities to any Family Member of such Holder (each such sale, gift or transfer, a “Family Transfer”)

provided that (i) the transferring Holder shall have given written notice of such Family Transfer to the General Partner (addressed to the attention of the Secretary of the General Partner), and (ii) the Family Member transferee shall have agreed to become a party to, and be bound by, all of the terms and conditions of this Agreement applicable to the transferring Holder with respect to the Restricted Securities so transferred by executing and delivering to the GP Board a joinder agreement substantially in the form attached hereto as Exhibit A (a “Joinder”).

Section 2.04 BOK Credit Facility Pledge. In connection with the transactions contemplated by the Purchase and Exchange Agreement, ARH II has entered into the BOK Loan Documents and the SPG has, pursuant to a pledge agreement entered into in connection therewith, pledged to the lenders thereunder a security interest in certain of the Restricted Securities held by the SGP. The SGP shall have the right to pledge (and from time to time re-pledge) such Restricted Securities as shall be required to be pledged by the terms of the BOK Loan Documents (a “BOK Pledge”). In furtherance thereof, each Holder acknowledges that the lenders under the BOK Loan Documents shall have the right, under certain circumstances, to Transfer or require the SGP to Transfer, or register under the Securities Act or require the SGP to cause such registration of, up to all of the Restricted Securities subject to the BOK Pledge. In such event, each Holder hereby (i) waives, and agrees not to exercise or assert, any right that such Holder may have to participate in any Transfer by such lenders of the Restricted Securities subject to the BOK Pledge, (ii) waives, and agrees not to exercise or assert, any right to register under the Securities Act any of such Holder’s Restricted Securities pursuant to any registration rights to which such Holder shall be entitled, including pursuant to the Registration Rights Agreement, and (iii) consents to the Transfer by the SGP (or the lenders, as secured party) of the Restricted Securities subject to the BOK Pledge without the consent of Craft and the Disinterested GP Board pursuant to Section 2.02 hereof. Neither the lenders under the BOK Pledge, nor any transferee of such lenders upon the exercise of remedies under the BOK Loan Documents, shall be required to become a party to or bound by this Agreement with respect to the Restricted Securities subject to such BOK Pledge; provided, however, that all such Restricted Securities so returned to the SGP upon the termination of the BOK Pledge shall remain subject to the Transfer restrictions contained in this Agreement in accordance with the terms hereof.

Section 2.05 General Financing Pledge. From time to time and at any time and subject to any transfer restrictions imposed by the Underwriter Lock-Up Agreement to which a Holder is a party, each Holder shall have the right to pledge to any financial institution or other financing party a security interest in the Restricted Securities held by such Holder as collateral security for a loan (whether recourse or non-recourse) made by such financial institution or other financing party (a “Financing Pledge”); provided that (i) the pledge and other financing documents prohibit the further Transfer of the Restricted Securities by such financial institution or other financing party, including prohibiting the sale or other Transfer of such Restricted Securities upon the failure to repay such loan or other “event of default” with respect thereto, unless the Disinterested GP Board shall have otherwise consented to such sale or other Transfer in accordance with the procedures set forth in Section 2.02 hereof (including granting to all other Holders the pro rata right to Transfer Restricted Securities held by the other Holders), and (ii) prior to entering into such Financing Pledge, such Holder shall have delivered written notice thereof to Craft and the Disinterested GP Board, together with the loan agreement, pledge agreement and other material documents to be entered into by such Holder, substantially in the final form thereof. The rights granted pursuant to this Section 2.05 are, as to the SGP, in addition to its BOK Pledge rights pursuant to Section 2.04 hereof. In the event that any financial institution shall Transfer any Restricted Securities (solely to the extent permitted by the Disinterested GP Board), such financial institution and any transferee thereof shall not be required to execute a Joinder to become a party to or bound by this Agreement with respect to the Restricted Securities subject to such Financing Pledge unless the Disinterested GP Board shall have so required; provided, however, that all such Restricted Securities so returned to the pledging Holder upon the termination of the Financing Pledge shall remain subject to the Transfer restrictions contained in this Agreement in accordance with the terms hereof.

Section 2.06 Craft Transactions; Drag Along and Tag Along Rights. Craft, any Affiliate of Craft or any Family Member or other Person identified in clause (iv) of the definition of Family Member (or subsequent Transfers among Craft or such Family Member or other Person) that is a Holder (a “Craft Holder”) shall have the right to Transfer all, or any portion of, such Craft Holder’s Restricted Securities to any unrelated third party (a “Third Party Purchaser”) in a bona fide sale transaction based on good faith, arm’s length negotiations (a “Craft Transaction”) provided that such Craft Holder complies with the provisions of this Section 2.06. The following Transfers or transactions shall not be deemed to constitute a “Craft Transaction”: (i) the pledge by the SGP of Restricted Securities pursuant to the BOK Pledge and the subsequent sale or other Transfer of such pledged Restricted Securities by, or at the direction of, the lenders under the BOK Loan Documents, (ii) any Transfer by a Craft Holder of any Restricted Securities to Craft or any Family Member or other Person (including a charitable foundation) identified in clause (iv) of the definition of Family Member (or subsequent Transfers among Craft or such Family Member or other Person), (iii) any Financing Pledge or (iv) any Transfer by a Craft Holder in accordance with an Approved Transfer pursuant to Section 2.02 hereof.

(a) Notice of Craft Transaction. If a Craft Holder proposes to engage in a Craft Transaction, such Craft Holder shall give written notice thereof (the “Craft Transaction Notice”) to each other Holder at least thirty (30) days prior to the date of the closing of the Craft Transaction. The Craft Transaction Notice shall set forth the proposed closing date of the Craft Transaction and all material terms and conditions thereof, including (i) the total number of Restricted Securities that such Craft Holder is proposing to sell and (ii) the Individual Craft Holder Proportion of such Craft Holder. The Craft Transaction Notice shall also be accompanied by any material agreements then in existence that are proposed to be entered into in connection therewith. The Craft Holder shall not be permitted to sell the Restricted Securities to the Third Party Purchaser unless such Third Party Purchaser shall have agreed to purchase from the other Holders the number of Restricted Securities permitted (in the case of the “tag along” rights pursuant to paragraph (b) below) or required (in the case of the “drag along” rights pursuant to paragraph (c) below) to be sold by such other Holders pursuant to this Section 2.06.

(b) Tag Along Rights. The Craft Holder delivering the Craft Transaction Notice shall first offer to all (but not less than all) other Holders the right to participate in such Craft Transaction on the same terms and conditions as those offered to such Craft Holder; provided that each such other Holder shall have the right to sell in such Craft Transaction up to (but not more than) a number of Restricted Securities equal to the product of (x) the total number of Restricted Securities held by such other Holder and (y) the Individual Craft Holder Proportion of such Craft Holder (such number of Restricted Securities as to such other Holder, the “Tag-Along Securities”). Each such other Holder that desires to participate in such Craft Transaction (a “Tag-Along Holder”) shall, within ten (10) Business Days of receipt of the Craft Transaction Notice, deliver written notice to such Craft Holder indicating such Tag-Along Holder’s intention to participate in such Craft Transaction and specifying the number of Tag-Along Securities such Tag-Along Holder would like to include in such Craft Transaction. Notwithstanding anything to the contrary contained in this paragraph (b), any Tag-Along Holder that shall constitute a De Minimis Holder shall be permitted to include all such De Minimis Holder’s Restricted Securities (whether or not the Individual Craft Proportion shall equal 100%) in such Craft Transaction, and the aggregate number of Restricted Securities to be Transferred by all De Minimis Holders shall, if required by the Third Party Purchaser, be deducted from the total number of securities to be included in such Craft Transaction by such Craft Holder and all Tag-Along Holders, pro rata. Each Tag-Along Holder shall take any of the actions described in clauses (i), (ii) and (iii) of paragraph (c) of this Section 2.06 as shall be necessary to consummate the Craft Transaction.

(c) Drag Along Rights. If any other Holder shall have elected to not sell any of his, her or its Tag-Along Securities, or shall have elected to sell a portion (but not all) of Tag-Along Securities that such other Holder has the right to sell, in the applicable Craft Transaction, then the Craft Holder shall have the right, but not the obligation, to cause all (but not less than all) such other Holders (the “Drag-Along Holders”) to sell (i.e., a “drag along”) all of the Tag-Along Securities of such Drag-Along Holder (or a portion thereof, so long as such Drag-Along Holders are reduced ratably) on the same terms and conditions as those offered to such Craft Holder, in which case each such Drag-Along Holder shall sell in such Craft Transaction the number of Tag-Along Securities required to be so sold by them by such Craft Holder. If the Craft Holder shall desire to “drag along” the Drag-Along Holders in such Craft Transaction, the Craft Holder shall send written notice thereof to the Drag-Along Holders within seven (7) Business Days prior to the date of closing of the Craft Transaction, which notice shall (i) state that each Drag-Along Holder is being required by such Craft Holder to sell Restricted Securities in such Craft Transaction and (ii) specify the number of Tag Along Securities that such Drag-Along Holder shall be required to sell to the Third Party Purchaser. At the closing of the Craft Transaction, the applicable Craft Holder and each other Drag-Along Holder shall sell the number of Restricted Securities to be sold by such Craft Holder and the Drag-Along Holders in accordance with the provisions of paragraph (d) of this Section 2.06. With respect to any Craft Transaction in which a Drag-Along Holder shall be required to sell Restricted Securities by a Craft Holder:

(i) if the Craft Transaction is structured as a merger, consolidation or other reorganization, then the Holders will (x) tender all Restricted Securities held by each Holder in connection with such merger, consolidation or other reorganization and (y) if required or appropriate, vote in favor of such merger, consolidation or other reorganization and waive any dissenter’s rights, appraisal rights or similar rights (if then available to them at law or otherwise) in connection therewith;

(ii) if at anytime the Craft Holder shall propose to cause AHGP to sell all or substantially all of the assets of AHGP (in which case “Craft Transaction” within the meaning of paragraph (a) of this Section 2.06 shall be deemed to include such a sale) and such sale requires the approval of the Holders, then each Holder shall take all such actions as shall be necessary to vote their Restricted Securities in favor of such asset sale; and

(iii) if at anytime the Craft Holder shall propose to cause AHGP to liquidate, dissolve or wind-up it affairs (in which case “Craft Transaction” within the meaning of paragraph (a) of this Section 2.06 shall be deemed to include such liquidation, dissolution or winding-up) and such partnership action requires the approval of the Holders, then each Holder shall take all such actions as shall be necessary to vote their Restricted Securities in favor of such liquidation, dissolution or winding-up and will consent to and raise no objections to such action.

(d) Closing of Craft Transaction. All Tag-Along Holders that have elected to sell their Tag-Along Securities pursuant to paragraph (b) of this Section 2.06 and all Drag-Along Holders that shall be required to sell any Tag-Along Securities in accordance with the provisions of paragraph (c) of this Section 2.06 (as such, a “Selling Holder”) shall, on or prior to the date of the closing thereof, duly execute and deliver such documents, certificates and other instruments on the same terms and conditions as applicable to such Craft Holder (it being understood that each Selling Holder shall be entitled to receive the same type of consideration as that being received by the Craft Holder) and deliver to the Third Party Purchaser such number of Restricted Securities that such Selling Holder has elected or is required to sell in such Craft Transaction (appropriately endorsed for transfer or with appropriate stock powers), and shall otherwise take such other actions as shall be reasonably necessary or appropriate to carry out the terms and conditions of such Craft Transaction to the extent applicable to such Selling Holders.

(e) Transferees Not Bound by this Agreement. The Restricted Securities that are the subject of the Craft Transaction shall, effective upon the date of the closing thereof, cease to be subject to the provisions of this Agreement unless the terms of the Craft Transaction shall require the transferee to become bound by, and a party to, this Agreement with respect to such Restricted Securities (in which case the Craft Holder and all Selling Holders shall require their respective transferees to become a party to, and bound by, this Agreement by executing a Joinder).

Section 2.07 Ownership Change of Related Companies. It is the intent of the parties to this Agreement that any Holder that is at anytime on or after the date hereof a Related Company (and any direct or indirect parent Related Company thereof) of a Management Person (or any Permitted Related Company Owner (as defined below), or any combination thereof) shall not have the right to achieve liquidity of the Restricted Securities held by such Related Company by selling or otherwise disposing of Equity Rights in such Related Company or in any such direct or indirect parent Related Company thereof. It is also the intent of the parties hereto that, with respect to any Person that is a Holder on the date hereof, such Person shall not Transfer any

Restricted Securities to any Entity (except pursuant to Section 2.03 (Family Transfer), Section 2.04 (BOK Pledge), Section 2.05 (Financing Pledge) and Section 2.06 (Craft Transaction)) unless, after giving effect to such Transfer, all of the Equity Rights of such Entity are, and shall at all times after the date of such Transfer remain, 100% legally and beneficially owned, either directly or indirectly, by a Management Person and/or the individuals or trusts related to such Management Person and identified in clause (i)(B) and (i)(C) of the definition of Family Member, or any combination thereof (each such individual and trust, a “Permitted Related Company Owner”). In furtherance thereof, each Management Person hereby agrees, on behalf of himself or herself and any other Holder that is a Related Company and is owned, directly or indirectly, by such Management Person and/or any other Permitted Related Company Owner (whether such Related Company is a Holder on the date hereof or at any time after the date hereof in connection with a Family Transfer), that, at all times during which any such Related Company shall own, directly or indirectly, any Restricted Securities, such Management Person shall cause all of the Equity Rights of each such Related Company to be and at all times remain 100% legally and beneficially owned, directly or indirectly, by such Management Person and/or the Permitted Related Company Owners of such Management Person (or any combination thereof).

Section 2.08 Restrictive Legend. The certificates representing the Restricted Securities shall bear the following legend, in addition to all other legends required by law:

“THE COMMON UNITS REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, GIFT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A TRANSFER RESTRICTIONS AGREEMENT (AS THE SAME MAY BE AMENDED) AMONG C-HOLDINGS, LLC, ALLIANCE GP, LLC, ALLIANCE HOLDINGS GP, L.P., ALLIANCE RESOURCE GP, LLC, ALLIANCE RESOURCE HOLDINGS II, INC., ALLIANCE RESOURCE HOLDINGS, INC., CERTAIN INDIVIDUALS NAMED THEREIN AND THE OTHER PARTIES FROM TIME TO TIME A PARTY THERETO. THE TRANSFER RESTRICTIONS AGREEMENT LIMITS THE SALE, ASSIGNMENT, GIFT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE COMMON UNITS. A COPY OF THE TRANSFER RESTRICTIONS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY ALLIANCE HOLDINGS GP, L.P. TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO ALLIANCE HOLDINGS GP, L.P. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

Section 2.09 Transfer Restrictions Agreement Supercedes Registration Rights Agreement. Each Holder acknowledges and agrees that so long as this Agreement shall remain in effect, such Holder may not exercise any registration rights (whether demand or piggyback or otherwise) granted under that certain Amended and Restated Registration Rights Agreement, dated as of June 13, 2006, by and among AHGP, the General Partner, AMH, AMH II and the SGP, with respect to the Restricted Securities, or otherwise available to such Holder pursuant to the limited partnership agreement of AHGP, except as otherwise permitted by the Disinterested GP Board in connection with any Approved Transfer; provided, however, that nothing contained herein shall prohibit the SGP from exercising any registration rights (demand or piggyback or otherwise) available to the SGP under such Amended and Restated Registration Rights Agreement or such limited partnership agreement, or otherwise, to the extent required by the terms of any BOK Loan Document.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Term. This Agreement shall terminate upon the earlier of (i) the Transfer of all Restricted Securities pursuant to one or more Approved Transfers in which the Disinterested GP Board has determined that each transferee thereof shall not be required to be bound by the provisions of this Agreement and (ii) the consent of Holders holding at least 80% of the Restricted Securities of all Holders.

Section 3.02 Transfers in Violation of this Agreement. Any Transfer or attempted Transfer of any Restricted Securities in violation of any provision of this Agreement shall be void, and AHGP shall not record such Transfer on its books and records or treat any purported transferee of such Restricted Securities as the owner thereof for any purpose.

Section 3.03 Notices. All notices and other communications required or permitted to be given hereunder shall be made in writing and given by U.S. mail, facsimile, email, courier service or personal delivery, as follows:

If to Craft (in his individual capacity), C-Holdings, the General Partner, AHGP, ARH II or the SGP, to:

Joseph W. Craft III

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

Email: Joe.Craft@arlp.com

with a copy to:

Alliance GP, LLC

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Attention: Secretary

Facsimile: (918) 295-7361

Email: Tom.Pearson@arlp.com

If to a Management Holder, to the address specified on Schedule I attached hereto.

If to any other Holder, to the address of such Holder as reflected on the books and records of the AHGP.

After the date hereof, (i) a Management Holder or any other Holder may designate a different address for delivery of notices to such Management Holder or other Holder by providing written notice of such change to AHGP, and (ii) any other party hereto may designate a different address for delivery of notices to such party by providing written notice to each other party to this Agreement. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent via facsimile or sent via Internet electronic mail; three (3) Business Days after mailing, if sent by U.S. first class mail, postage prepaid, return receipt requested, and one (1) Business Day after dispatch to any reputable express courier service if sent by overnight express courier service.

Section 3.04 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon (i) in the case of any party hereto that is an Entity, such Entity’s successors, and (ii) in the case of any other Holder, any Transferee of such Holder that is required by the terms hereof to become a party to, and bound by, this Agreement by executing a Joinder.

Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party hereto from pursuing any other rights and remedies at law or in equity which such party may have.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08 Governing Law; Consent to Jurisdiction. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws or choice of law rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto consent to the jurisdiction of the District Court in the State of Oklahoma and the Federal courts for the State of Oklahoma, in each case located in Tulsa, Oklahoma.

Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendments, Modifications or Waivers. Neither this Agreement nor any provision hereof shall be amended, modified or waived without the prior written consent of Holders holding at least eighty percent (80%) of the Restricted Securities held by all Holders, in which case such amendment, modification or waiver shall be binding upon all such Holders whether or not consented to by all such Holders.

Section 3.12. Arbitration. In the event of any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the subject matter hereof or any actions taken or failed to be taken in connection herewith (as such, a “Dispute”), the disputing parties hereto agree that they shall submit any unresolved Disputes to binding arbitration by three arbitrators as appointed by JAMS (or as the disputing parties shall otherwise agree) at a location in Tulsa, Oklahoma (or such other location as the disputing parties shall agree) within ten (10) calendar days of the request for arbitration (the “Arbitrators”). At least two of the three Arbitrators shall have more than 10 years judicial experience in deciding complex commercial disputes, and all Arbitrators shall have experience, in general, in matters that are similar to the subject matter of the Dispute. The disputing parties shall meet with the Arbitrators, and shall make such presentations and submit such documentation, as the Arbitrators shall permit or require and in accordance with a timetable established by the Arbitrators; provided that the Arbitrators shall render their decision with respect to the Dispute in accordance with the timetable established by the Arbitrators but in no event later than twenty (20) calendar days following the last date on which presentations to the Arbitrators shall have been made. The fees, costs and expenses incurred by the Arbitrators and JAMS (or such other firm mutually agreed upon by the disputing parties) shall be borne equally by the disputing parties, and the disputing parties shall each be responsible for all of their own legal fees and expenses and other costs and expenses incurred by them in connection with such Dispute. The decision of a majority (or more) of the Arbitrators shall be binding and non-appealable (absent manifest error) on the parties to the Dispute, and the Arbitrators will, in reaching their determinations, be authorized to decide only the specific matters presented to them and will be bound by the provisions of this Agreement and will not add to, subtract from or otherwise modify the provisions hereof. Any determination made by the Arbitrators may be entered in any court having proper jurisdiction. The Arbitrators will apply the law of the jurisdiction governing this Agreement, without regard to conflicts of laws principles. The disputing parties agree that no party shall file suit to enjoin such arbitration or to determine the applicability or legality of such arbitration; provided that a party may file an action in any federal or state court of competent jurisdiction to compel such arbitration.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Transfer Restrictions Agreement have caused it to be duly executed as of the date first above written.

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC,
its General Partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

ALLIANCE GP, LLC

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

C-HOLDINGS, LLC

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

ALLIANCE RESOURCE HOLDINGS II, INC.

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

Signature Page to Transfer Restrictions Agreement

ALLIANCE RESOURCE HOLDINGS, INC.

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

ALLIANCE RESOURCE GP, LLC

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President

THE MANAGEMENT HOLDERS:

/s/ Joseph W. Craft III
Joseph W. Craft III, in his individual capacity and in his capacity as a Management Holder

Joseph W. Craft III Grantor Retained Annuity Trust dated February 27, 2006

By:	/s/ Joseph W. Craft III
Joseph W. Craft III, Trustee

Joseph W. Craft III 2006 Irrevocable Trust
FBO Joseph W. Craft IV dated February 27, 2006

By:	/s/ A. Wellford Tabor
A. Wellford Tabor, Trustee

Signature Page to Transfer Restrictions Agreement

Joseph W. Craft III 2006 Irrevocable Trust
FBO Caroline B. Fiddes dated February 27, 2006

By:	/s/ A. Wellford Tabor
A. Wellford Tabor, Trustee

Joseph W. Craft III 2006 Irrevocable Trust
FBO Ryan E. Craft dated February 27, 2006

By:	/s/ A. Wellford Tabor
A. Wellford Tabor, Trustee

Joseph W. Craft III 2006 Irrevocable Trust
FBO Kyle O. Craft dated February 27, 2006

By:	/s/ A. Wellford Tabor
A. Wellford Tabor, Trustee

/s/ Thomas L. Pearson
Thomas L. Pearson

/s/ Charles R. Wesley
Charles R. Wesley

The Charles R. Wesley Family Trust Irrevocable
Trust Agreement, dated March 28, 2006

By:	/s/ Nancy Wesley
Nancy Wesley, Trustee

/s/ Gary J. Rathburn
Gary J. Rathburn

Signature Page to Transfer Restrictions Agreement

/s/ David A. Gilbert
David A. Gilbert

/s/ Cary P. Marshall
Cary P. Marshall

/s/ Thomas M. Wynne
Thomas M. Wynne

The Thomas M. Wynne Family Trust
Irrevocable Trust Agreement, dated March 28, 2006

By:	/s/ Cindy J. Wynne
Cindy J. Wynne, Trustee

/s/ Dale G. Wilkerson
Dale G. Wilkerson

/s/ Kendall Barret
Kendall Barret

/s/ S. Paul Mackey
S. Paul Mackey

/s/ Bret T. Hardwick
Bret T. Hardwick

/s/ Alan K. Boswell
Alan K. Boswell

/s/ George C. Tichnell
George C. Tichnell

/s/ Alan B. Smith
Alan B. Smith

/s/ Michael R. Rieck
Michael R. Rieck

/s/ John Tanner
John Tanner

Signature Page to Transfer Restrictions Agreement

Exhibit A

FORM OF JOINDER

TO

TRANSFER RESTRICTIONS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Transfer Restrictions Agreement, dated as of June 13, 2006 (as the same may hereafter be amended, the “Transfer Restrictions Agreement”), by and among Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance GP, LLC, and the other individuals and entities named as parties therein.

By executing and delivering this Joinder to AHGP, the undersigned hereby agrees to become a party to and bound by, and to comply with the provisions of, the Transfer Restrictions Agreement as a “Holder” (as defined therein) in the same manner as if the undersigned were an original signatory thereto.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of                     , 200  .

Signature of Joining Party

Print Name of Joining Party

Address: